EXECUTION COPY



                              SETTLEMENT AGREEMENT


         SETTLEMENT AGREEMENT, dated as of August 12, 1998, by and between Sunbeam Corporation, a Delaware corporation ("Sunbeam" or the "Company"), and Coleman (Parent) Holdings Inc., a Delaware corporation ("Coleman Parent").

         For the purposes of this Agreement, Sunbeam, together with each direct or indirect parent, subsidiary, division, or affiliated corporation or entity, and each employee, agent, attorney, representative, administrator, executor, receiver, officer, director, or stockholder of any such corporation or entity, and any other person, firm, corporation or entity now or hereafter affiliated in any manner with any of them or claiming through or in the right of any of them and all of their respective predecessors, successors, assigns, heirs, executors and administrators (but excluding for all purposes under this Agreement, Mr. Albert J. Dunlap, former Chief Executive Officer of Sunbeam, Mr. Russell A. Kersh, former Executive Vice President of Sunbeam, Arthur Andersen LLP, Sunbeam's independent auditors, PriceWaterhouseCoopers, consultants to Sunbeam, and any financial advisor to Sunbeam, and each employee, agent, attorney, representative, administrator, executor, receiver, officer, director, or stockholder of any such corporation or entity, and any other person, firm, corporation or entity now or hereafter affiliated in any manner with any of them or claiming through or in the right of any of them and all of their respective predecessors, successors, assigns, heirs, executors and administrators), are collectively hereinafter referred to as the "Sunbeam Group"; and Coleman Parent, together with each direct or indirect parent, subsidiary, division, or affiliated corporation or entity, and each employee, agent, attorney, representative, administrator, executor, receiver, officer, director, or stockholder of any such corporation or entity, and any other person, firm, corporation or entity now or hereafter affiliated in any manner with any of them or claiming through or in the right of any of them and all of their respective predecessors, successors, assigns, heirs, executors and administrators, are collectively hereinafter referred to as the "Coleman Group".

                               W I T N E S S E T H


         WHEREAS, CLN Holdings Inc., a Delaware corporation ("CLN Holdings"), was the indirect beneficial owner of approximately 82% of the outstanding common stock, par value $.01 per share (the "Coleman Common Stock"), of The Coleman Company, Inc., a Delaware corporation ("Coleman"); and

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 27, 1998 (the "Holdings Merger Agreement"), by and among Sunbeam, Laser Acquisition Corp., a Delaware corporation and, as of such date, a wholly owned subsidiary of Sunbeam ("Laser Acquisition"), CLN Holdings, as of such date, a wholly owned subsidiary of Coleman Parent, and Coleman Parent, CLN Holdings was merged with and into Laser Acquisition (the "Holdings Merger"), with the surviving corporation becoming an indirect wholly owned subsidiary of Sunbeam, and pursuant to which Coleman Parent received certain shares of common stock, par value $.01 per share, of Sunbeam ("Sunbeam Common Stock"); and



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         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of
February 27, 1998 (the "Coleman Merger Agreement"), by and among Sunbeam, Camper Acquisition Corp., a Delaware corporation anda wholly owned subsidiary of Sunbeam ("Camper Acquisition"), and Coleman, Camper Acquisition is to be merged with and into Coleman (the "Coleman Merger"), with the surviving corporation becoming an indirect wholly owned subsidiary of Sunbeam; and

         WHEREAS, as a result of the Holdings Merger, Sunbeam acquired an indirect approximately 82% interest in Coleman (the "Coleman Acquisition"); and

         WHEREAS, Sunbeam and Coleman Parent are parties to a Registration Rights Agreement, dated as of March 29, 1998 (the "Registration Rights Agreement"), pursuant to which Sunbeam agreed to provide certain registration rights to Coleman Parent; and

         WHEREAS, following the dismissal by Sunbeam of certain of its executive officers in mid-June 1998, Coleman Parent has made available to Sunbeam certain senior officers employed by members of the Coleman Group to serve as senior executive officers of Sunbeam (the "Senior Executives") and has provided certain other management support to Sunbeam, and Sunbeam desires to continue the service of the Senior Executives and such management support; and

         WHEREAS, Coleman Parent and Sunbeam believe it is desirable that Sunbeam put in place as promptly as possible a permanent management team to prevent jeopardizing the ongoing operations and financial viability of Sunbeam; and

         WHEREAS, Coleman Parent believes that it possesses legal and equitable claims against Sunbeam arising out of the Coleman Acquisition and out of what it contends were certain breaches of contract and fraudulent and negligent or other misrepresentations and omissions made to Coleman Parent and its representatives in connection therewith (the "Claims"), and Sunbeam disputes such Claims; and

         WHEREAS, there are also now pending or may be filed putative class actions in which Sunbeam is named as a defendant and in which Coleman Parent is a class member (the "Class Actions"), and Sunbeam denies liability with respect to and intends to contest the claims that have been asserted in the Class Actions; and

         WHEREAS, the accountants who audited Sunbeam's 1997 financial statements, assisted by another firm of accountants, are in the process of reviewing those financial statements, and believe, as has been publicly announced, that it will be necessary to restate those financial statements by reflecting a variety of adjustments the magnitude of which has not yet been determined; and

         WHEREAS, Sunbeam and Coleman Parent desire to terminate the disputes between them, and desire to assure one another that Coleman Parent will not prosecute the Claims or any related or potential claims arising out of or relating to the Coleman Acquisition, directly or indirectly in any capacity, against the Sunbeam Group, so as to avoid the substantial burdens and expense of litigation and the interference with the business and operations of Sunbeam and with the work of its management and employees and to obtain the continued services of certain executives and employees of the Coleman Group, and in accordance with the terms and provisions hereof, that



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Coleman Parent and Sunbeam each forever release, waive and discharge any and all manner of actions, causes of action, proceedings, suits, claims, demands, liens, debts, accounts, obligations, rights, costs, contracts, agreements, promises, controversies, judgments, expenses, demands, damages and liabilities, of any nature whatsoever, in law or in equity, whether or not now foreseen, known, suspected, matured, accrued or claimed, and whether or not asserted in litigation, including court costs and attorneys' fees (each an "Action and Liability" and collectively, "Actions and Liabilities"), which any member of the Coleman Group controlling, controlled by or under common control with Coleman Parent (such persons, together with Coleman Parent, the "Coleman Controlled Group") may have against any member of the Sunbeam Group and which any member of the Sunbeam Group controlled by Sunbeam (such persons, together with Sunbeam, the "Sunbeam Controlled Group") may have against any member of the Coleman Group as of the effective date hereof or prior thereto in any manner arising out of or relating to the Coleman Acquisition, irrespective of any present lack of knowledge on the part of either of them of any such possible Action and Liability, but excluding any claim for breach of this Agreement or the agreements and documents entered into or delivered pursuant hereto;

         NOW, THEREFORE, in consideration of the respective covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

          1.       Issuance of Warrants; Closing.

                   (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver (to the extent permitted) of the applicable conditions expressly set forth herein, at the closing of the transactions contemplated by this Section 1 (the "Closing"):

                       (i) Sunbeam shall issue to Coleman Parent certain
                  warrants to purchase shares of Sunbeam Common Stock (the "Warrants") by duly executing and delivering to Coleman Parent a Warrant Agreement in the form attached as Exhibit A hereto (the "Warrant Agreement");

                       (ii) Sunbeam and Coleman Parent shall enter into an
                  amendment to the Registration Rights Agreement, in the form attached as Exhibit B hereto (as so amended, the "Amended Registration Rights Agreement");

                       (iii) Sunbeam and Coleman Parent agree to be bound by the
                  releases and covenants set forth in Section 2 of this Agreement;

                       (iv) Coleman Parent agrees to supply management services
                  of the Senior Executives, and to the covenants and provisions of Section 3 of this Agreement; and

                       (v) Sunbeam and Coleman Parent agree to be bound by the
                  provisions regarding the restrictions on transfer on the shares of Sunbeam Common Stock re-

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                   ceived by Coleman Parent in the Holdings Merger and the
                   Warrants set forth in Section 4 of this Agreement.

                   (b) The Closing shall take place on the first day when all conditions thereto set forth herein shall be satisfied or waived or such other date as Sunbeam and Coleman Parent may agree in writing (the "Closing Date"), but in no event sooner than the tenth day following the mailing of the letter to Sunbeam shareholders contemplated by
         Section 7. The Closing shall take place on the Closing Date at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York and shall be deemed effective as of the opening of business on the Closing Date.

                   (c) At the Closing, Sunbeam shall deliver or cause to be delivered to Coleman Parent, in addition to the Warrant Agreement, such other instruments or documents as Coleman Parent may reasonably request.

         2.       Granting of Releases and Indemnification.

                   (a) At the Closing, simultaneously with receipt by Coleman Parent of the Warrants, and without any further action by any of the parties hereto, each of the following shall be fully and legally effective:


                       (i) Coleman Parent shall, on behalf of itself and on
                  behalf of each other member of the Coleman Controlled Group, remise, release and forever discharge the Sunbeam Group of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against any of the Sunbeam Group or any of their predecessors, successors or assigns, which Coleman Parent or any other member of the Coleman Controlled Group has or ever had from the beginning of the world to the Closing with respect to or arising out of the Coleman Acquisition or any alleged misrepresentations and omissions and/or breach of contract by any member of the Sunbeam Group and parties acting on behalf of any member of the Sunbeam Group in connection with the Coleman Acquisition, including with respect to the Actions and Liabilities; provided that neither the foregoing release nor the dismissals or withdrawals described in this Section 2(a) shall apply to the rights of Coleman Parent and any other member of the Coleman Controlled Group under Article IX of the Holdings Merger Agreement, any breach or failure to comply with this Agreement, the Warrant, the Amended Registration Rights Agreement or the transactions contemplated hereby or thereby, the transactions contemplated by the Coleman Merger Agreement (including the Coleman Merger), which shall not be terminated or amended in any respect hereby, or shall otherwise affect Coleman Parent's right to enforce this Agreement, the Warrant or the Amended Registration Rights Agreement in accordance with its or their terms.

                       (ii) In the event any member of the Coleman Controlled
                  Group pursues a claim against any person(s) not released hereby involving the matters that are the

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

                  subject of the release set forth in Section 2(a)(i) and it is finally judicially determined that such person(s) are entitled directly or indirectly to indemnification or contribution from any member of the Sunbeam Controlled Group for any amounts they are required to pay to any member of the Coleman Controlled Group in connection with such claims, or to reimbursement of litigation expenses solely attributable to such claims of any member of the Coleman Controlled Group (each a "Sunbeam Group Indemnification Obligation"), Coleman Parent will indemnify and hold harmless each member of the Sunbeam Controlled Group against such Sunbeam Group Indemnification Obligation. No member of the Sunbeam Controlled Group will enter into any settlement of a Sunbeam Group Indemnification Obligation without the prior written consent of Coleman Parent, which shall not be unreasonably withheld. Any amounts so paid by a member of the Sunbeam Controlled Group in a settlement so consented to by Coleman Parent shall be treated for purposes hereof as a Sunbeam Group Indemnification Obligation.

                       (iii) Sunbeam, on behalf of itself and on behalf of each
                  other member of the Sunbeam Controlled Group, shall remise, release and forever discharge the Coleman Group of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against any of the Coleman Group or any of their predecessors, successors or assigns, which Sunbeam or any member of the Sunbeam Controlled Group has or ever had from the beginning of the world to the Closing with respect to or arising out of the Coleman Acquisition or any alleged misrepresentations and omissions and/or breach of contract by any member of the Coleman Group and parties acting on behalf of any member of the Coleman Group in connection with the Coleman Acquisition, including with respect to the Actions and Liabilities; provided that neither the foregoing release nor the dismissals or withdrawals described in this Section 2(a) shall apply to the rights of Sunbeam and any other member of the Sunbeam Controlled Group under Article IX of the Holdings Merger Agreement, any breach or failure to comply with this Agreement, the Warrant, the Amended Registration Rights Agreement or the transactions contemplated hereby or thereby, the transactions contemplated by the Coleman Merger Agreement (including the Coleman Merger), which shall not be terminated or amended in any respect hereby, or shall otherwise affect Sunbeam's right to enforce this Agreement, the Warrant or the Amended Registration Rights Agreement in accordance with its or their terms.

                       (iv) In the event any member of the Sunbeam Controlled
                  Group pursues a claim against any person(s) not released hereby involving the matters that are the subject of the release set forth in Section 2(a)(iii) and it is finally judicially determined that such person(s) are entitled directly or indirectly to indemnification or contribution from any member of the Coleman Controlled Group for any amounts they are required to pay to any member of the Sunbeam Controlled Group in connection with such claims, or to reimbursement of litigation expenses solely attributable to such claims of any member of the Sunbeam Controlled Group, (each, a

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

                  "Coleman Group Indemnification Obligation"), Sunbeam will indemnify and hold harmless each member of the Coleman Controlled Group against such Coleman Group Indemnification Obligation. No member of the Coleman Controlled Group will enter into any settlement of a Coleman Group Indemnification Obligation without the prior written consent of Sunbeam, which shall not be unreasonably withheld. Any amounts so paid by a member of the Coleman Controlled Group in a settlement so consented to by Sunbeam shall be treated for purposes hereof as a Coleman Group Indemnification Obligation.

                       (v) Sunbeam, on behalf of itself, and on behalf of each
                  other member of the Sunbeam Controlled Group, and Coleman Parent, on behalf of itself and on behalf of each other member of the Coleman Controlled Group, agree to indemnify and hold harmless one another from and against any and all Actions and Liabilities arising from, or in connection with, any action or proceeding, brought by, or prosecuted by, or on the initiative of, either of them, or by any of their predecessors, successors or assigns, contrary to the provisions of this Agreement. It is further agreed that this agreement of indemnity shall be deemed breached and a cause of action shall be deemed to have accrued thereon immediately upon the commencement of any action contrary to this Agreement, and that in any such action this Agreement may be pleaded by either of them as a defense, or either of them may assert this Agreement by way of counterclaim or cross-claim in any such action.

                       (vi) This Agreement shall inure to the benefit of and
                  shall be binding upon Sunbeam and Coleman Parent, and to the benefit of and shall be binding upon each person or entity in the Sunbeam Group and the Coleman Group.

                   (b) Coleman Parent agrees that it shall opt out, as to and only as to any claims against any member of the Sunbeam Group, of any class that may be certified in any of the Class Actions or in any other action that may be certified as a class action with respect to or arising out of any other matter released hereby.

         3.       Provision of Management Services.

                   (a) The parties hereto acknowledge that Coleman Parent has caused other members of the Coleman Group to make available to Sunbeam the services of certain employees and Senior Executives and has encouraged such persons to continue to provide services to Sunbeam as employees of Sunbeam.

                   (b) Coleman Parent agrees that it shall, and it shall use its reasonable efforts to cause the other members of the Coleman Group to, continue to, for a minimum period of 36 months from the date hereof, make available to Sunbeam the services of Coleman Group's employees who are Senior Executives, or who become Senior Executives, for so long as they remain employees of a member of the Coleman Group and otherwise to continue to provide advice and assistance to Sunbeam in connection with the business and operations of Sunbeam consistent with that provided to date; provided, however, that, other


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

         than pursuant to the employment arrangements currently in place between such employees and members of the Coleman Group, no member of the Coleman Group shall be required bear any incremental expense with respect to any Senior Executive in order to comply with the foregoing.

                   (c) Sunbeam agrees to pay the compensation of any such persons who become employees of Sunbeam in accordance with the terms of the employment arrangements entered into by Sunbeam with such persons. This Agreement shall not prevent any of the Senior Executives from continuing to perform services for members of the Coleman Group to the extent that the provision of such services does not materially interfere with the performance of services by the Senior Executive for Sunbeam under his employment arrangements with Sunbeam.

                   (d) Coleman Parent agrees to use its reasonable efforts to cause the other members of the Coleman Group to continue, for a period of 36 months from the date hereof, to provide assistance and support to Sunbeam on a basis consistent with the manner in which such assistance and support are generally provided to other companies in which members of the Coleman Group have a substantial interest (and without the payment of additional consideration by Sunbeam to Coleman Parent, other than with respect to the reimbursement of out-of-pocket expenses paid to third parties) and of a similar nature to those which have been so provided to Sunbeam from time to time from mid-June 1998 through the date hereof, including as to the following matters:

                        (i) financings, and dealings with financing sources
                  and the capital markets;

                        (ii) investor and public relations;

                        (iii) acquisitions, divestitures and other
                  extraordinary transactions;

                        (iv) executive benefits and compensation and other
                  personnel matters; and

                        (v) compliance, litigation, insurance, regulatory and
                  other legal matters.

         4. Restrictions on Transfer of Securities. Coleman Parent hereby agrees not to, directly or indirectly, for a period of three (3) years from the date hereof, Transfer (as such term is defined in Section 7.1 of the Holdings Merger Agreement) (A) any shares of Sunbeam Common Stock received pursuant to the terms of the Holdings Merger Agreement or (B) any of the Warrants or the Warrant Shares (as defined in the Warrant Agreement), in either case in whole or in part, other than to one of its Affiliates (as such term is defined in the Holdings Merger Agreement) who agrees in writing to be bound by the terms of this
         Section 4, except that (A) the holder or holders of such shares of Sunbeam Common Stock may at any time or from time to time Transfer so many of such shares of Sunbeam Common Stock as represent in the aggregate seventy-five percent (75%) of such shares of Sunbeam Common Stock, and (B) the holder or holders of the Warrants or the Warrant

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

         Shares may at any time or from time to time Transfer so many of the Warrants or the Warrant Shares as represent in the aggregate fifty (50%) of the Warrant Shares Amount (as defined in the Warrant Agreement). The provisions of this Section 4 shall not be applicable, and Coleman Parent shall be free to Transfer any and all shares of Sunbeam Common Stock, Warrants and Warrant Shares, (i) following any change of control of Sunbeam or (ii) in connection with any transaction in which the holders of all of the outstanding shares of Sunbeam Common Stock have the opportunity to Transfer at least 50% of their shares of Sunbeam Common Stock on the same terms. The provisions of this Section 4 shall supersede any and all other restrictions on Transfer that Coleman Parent or any of its Affiliates may have agreed to with Sunbeam or any of its Affiliates.

          5. Representations and Warranties of Sunbeam. Sunbeam hereby represents and warrants to Coleman Parent as follows:

                   (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Sunbeam, and no other corporate actions or proceedings on the part of Sunbeam (including any action on the part of its stockholders) are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed by a duly authorized officer of Sunbeam and constitutes a valid and binding agreement of Sunbeam enforceable against it in accordance with its terms. The Audit Committee of the Board of Directors of Sunbeam (the "Audit Committee") has expressly approved the transactions contemplated hereby as contemplated by Paragraph 312 ("Paragraph 312") of the New York Stock Exchange ("NYSE") Listed Company Manual and has determined that delay in securing shareholder approval of the transactions contemplated hereby would seriously jeopardize the financial viability of the Company. Upon application duly made by Sunbeam, the NYSE has advised that it has accepted Sunbeam's reliance on the exception to the shareholder approval policy of Paragraph 312 as contained therein in connection with the transactions contemplated hereby (the "Exception").

                   (b) Due Organization. Sunbeam is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement and to carry on its business as it is now being conducted.

                   (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by Sunbeam of the transactions contemplated hereby, other than as may be required under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the exercise of the Warrants. Neither the execution and delivery of this Agreement by Sunbeam nor the consummation by Sunbeam of the transactions contemplated hereby, nor compliance by Sunbeam with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Sunbeam; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract or of any material license, franchise,

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

         permit, concession, certificate of authority, order, approval, application or registration of, from or with any governmental authority to which Sunbeam is a party or by which it or any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sunbeam or any of its properties or assets.

                   (d) Validity of Warrants and Underlying Shares. At the Closing, the issuance of the Warrants will have been duly authorized and, upon their issuance pursuant to the terms of this Agreement, the Warrants will be validly issued and will not be subject to any preemptive or similar right other than the rights and obligations under the Warrant Agreement. All shares of Sunbeam Common Stock to be issued upon the exercise of the Warrants, when issued, will be duly authorized and validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right.

                   (e) Capitalization. The authorized capital stock of Sunbeam consists of 500,000,000 shares of Sunbeam Common Stock, and 2,000,000 shares of preferred stock, par value $.01 per share, of Sunbeam. As of the date hereof, (i) 100,860,129 shares of Sunbeam Common Stock were issued and outstanding (excluding any shares of Sunbeam Common Stock issued upon the exercise of Sunbeam Stock Options (as defined below) since August 6, 1998); (ii) 7,199,452 shares of Sunbeam Common Stock were issuable upon the consummation of the Coleman Merger Agreement;
         (iii) 13,242,050 shares of Sunbeam Common Stock were issuable in accordance with the terms of the Zero Coupon Convertible Senior Subordinated Debentures due 2018 of the Company; and (iv) no shares of Sunbeam preferred stock were issued and outstanding. As of the date hereof, not more than 9,000,000 shares of Sunbeam Common Stock were issuable upon exercise of vested and unvested employee and non-employee stock options (the "Sunbeam Stock Options") outstanding under all stock option plans of Sunbeam or granted pursuant to employment agreements (although Sunbeam is contesting the validity of certain of such Sunbeam Stock Options). As of the date hereof, no shares of Sunbeam Common Stock were held as treasury shares. All of the issued and outstanding shares of Sunbeam Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, except as set forth above, there are no shares of capital stock of Sunbeam issued or outstanding or, except as set forth above, any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Sunbeam to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Sunbeam. There are no notes, bonds, debentures or other indebtedness of Sunbeam having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of Sunbeam may vote.

                   (f) Brokers. Other than Blackstone Financial Group, which has acted as financial advisor to the Special Committee of the Sunbeam Board, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sunbeam or any member of the Sunbeam Group.

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

          6. Representations and Warranties of Coleman Parent. Coleman Parent hereby represents and warrants to Sunbeam as follows:

                   (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Coleman Parent, and no other corporate actions or proceedings on the part of the Coleman Parent (including any action on the part of its stockholders) are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed by a duly authorized officer of Coleman Parent and constitutes a valid and binding agreement of Coleman Parent enforceable against it in accordance with its terms.

                   (b) Due Organization. Coleman Parent is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware and has the requisite corporate power to enter into and perform this Agreement.

                   (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any governmental or regulatory authority is necessary for the consummation by Coleman Parent of the transactions contemplated hereby, other than as may be required under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the exercise of the Warrants. Neither the execution and delivery of this Agreement by Coleman Parent nor the consummation by Coleman Parent of the transactions contemplated hereby, nor compliance by Coleman Parent with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of Coleman Parent; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract or of any material license, franchise, permit, concession, certificate of authority, order, approval, application or registration of, from or with any governmental authority to which Coleman Parent is a party or by which it or any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Coleman Parent or any of its properties or assets.

                   (d) Acquisition of Warrants for Investment. Coleman Parent is acquiring the Warrants (and will acquire any Warrant Shares upon exercise of the Warrants) for its own account for investment purposes only and not with a view toward or for a sale in connection with, any distribution thereof, or with any present intention of distributing or selling any of such in violation of federal or state securities laws.

                   (e) Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Coleman Parent or any member of the Coleman Group.



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

          7.       Covenants.

                   (a) Within one day following the date hereof, Sunbeam shall cause to be mailed to all shareholders of Sunbeam a letter informing them of the transactions contemplated hereby as contemplated and required by Paragraph 312 of the NYSE Listed Company Manual and indicating that the Audit Committee has expressly approved the Exception in light of the Audit Committee's determination that delay in securing shareholder approval of the transactions contemplated hereby would seriously jeopardize the financial viability of the Company and that the NYSE has accepted the Company's reliance on the Exception .

                   (b) The anti-dilution provisions of the Warrant shall be given retroactive effect to the date hereof.

          8. Specific Performance. The parties acknowledge that money damages are an inadequate remedy for breach of this Agreement. Therefore, the parties agree that each of them has the right, in addition to (and not in lieu of) any other right they may have under this Agreement or otherwise, to specific performance of this Agreement in the event of any breach hereof by any other party.

          9. Conditions to the Obligations of both Parties. The obligations of each of Sunbeam and Coleman Parent to effect the transactions contemplated hereby shall be conditioned on the non-existence of any order, decree or injunction of a court of competent jurisdiction which restrains the consummation of the transactions contemplated by this Agreement.

          10. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual agreement of the Boards of Directors of Coleman Parent and Sunbeam; or

                   (b) by Coleman Parent if the Warrants to be issued to Coleman Parent pursuant hereto have not been issued or will not be issued at the Closing or if there has been a material violation or breach by Sunbeam of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Coleman Parent impossible and such violation or breach has not been waived by Coleman Parent; or

                   (c) by Sunbeam if there has been a material violation or breach by Coleman Parent of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Sunbeam impossible and such violation or breach has not been waived by Sunbeam.

         In the event of termination and abandonment of this Agreement by Coleman Parent or Sunbeam or both of them pursuant to the terms of this Section 10, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto.

          11. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

          12. Tax Matters. Coleman Parent shall in good faith provide to Sunbeam information concerning the tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), of the transactions contemplated hereby. Sunbeam shall report such transactions for all tax purposes consistent with such information and take no position with any taxing authority inconsistent therewith. Coleman Parent and Sunbeam shall report the Holdings Merger as a reorganization within the meaning of Code Section 368(a) for all tax purposes.

          13. Best Efforts. Each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

          14. Parties in Interest; Assignments. This Agreement is binding upon and is solely for the benefit of the parties hereto, the Sunbeam Group and the Coleman Group and their respective successors and legal representatives.

          15. Entire Agreement. This Agreement and the agreements to be entered into and delivered pursuant hereto constitutes the entire agreement between Sunbeam and Coleman Parent with respect to the subject matter hereof, and it is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever, except by a writing duly executed by authorized representatives of both Sunbeam and Coleman Parent. No party to this Agreement has relied upon any representation or warranty, written or oral, except as expressly included herein.

          16. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          17. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or other standard form of telecommunication, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Coleman Parent:

                           Coleman (Parent) Holdings Inc.
                           c/o MacAndrews & Forbes Holdings Inc.
                           35 East 62nd Street
                           New York, New York  10021
                           Attention:  Barry F. Schwartz, Esq.
                           Facsimile:  (212) 572-5056
                  with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Adam O. Emmerich, Esq.
                           Facsimile:  (212) 403-2000

                  If to Sunbeam:

                           Sunbeam Corporation
                           1615 South Congress Avenue, Suite 200
                           Delray Beach, Florida  33445
                           Attention:  Corporate Secretary
                           Facsimile:  (561) 243-2191

                  with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Blaine V. Fogg, Esq.
                           Facsimile:  (212) 735-3597

                  and

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10152
                           Attention: Stephen E. Jacobs, Esq.
                           Facsimile:  (212) 310-8007

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

          18.      Governing Law; Forum.

                   (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law rules.

                   (b) The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and/or of the United States of America located in the State of Delaware for any actions, suits or proceedings out of or relating to this Agreement and the transactions contemplated hereby.

          19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

          20. Effect of Headings. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          21. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                  COLEMAN (PARENT) HOLDINGS INC.




                                  By:  /s/ Barry F. Schwartz
                                      Name:  Barry F. Schwartz
                                      Title: Executive Vice President
                                                  and General Counsel





                                  SUNBEAM CORPORATION




                                  By:  /s/ Howard Kristol
                                      Name:  Howard Kristol
                                      Title: Chairman of the Special Committee

EXHIBIT A

                               SUNBEAM CORPORATION



                      WARRANT FOR THE PURCHASE OF SHARES OF
                       COMMON STOCK OF SUNBEAM CORPORATION



                           ISSUE DATE: AUGUST__, 1998


WARRANT NO. W-1                                        23,000,000 Warrant Shares



           THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASEABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.



         FOR VALUE RECEIVED, SUNBEAM CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that Coleman (Parent) Holdings Inc., its successor or permitted assigns (the "HOLDER"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, a number of the fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "COMMON STOCK"), equal to the Warrant Share Amount (as hereinafter defined) at a purchase price per share equal to the Exercise Price (as hereinafter defined).

         SECTION 1. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

         "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Company.

         "CLOSING PRICE" on any day means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the Closing Price on such day as reported on the NYSE Composite Transactions Tape; (2) if shares of Common Stock then are not listed and traded on the NYSE, the Closing Price on such day as reported by the principal national securities exchange on which the shares of Common Stock are listed and traded; (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of The National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and the lowest reported asked price on such day as reported by NASDAQ.

         "COMMON SHARE EQUIVALENT" means, with respect to any security of the Company and as of a given date, a number which is, (i) in the case of a share of Common Stock, one, (ii) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security), and (iii) in the case of any security convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

         "COMMON STOCK" shall have the meaning set forth in the first paragraph hereof.

         "COMPANY" shall have the meaning set forth in the first paragraph hereof.

         "CONVERTIBLE SECURITIES" shall have the meaning set forth in Section 7(d).

         "DETERMINATION DATE" shall have the meaning set forth in Section 7(f).

         "EXERCISE PRICE" means a price per Warrant Share equal to $7.00.

         "EXPIRATION DATE" means 5:00 p.m. New York City time on August __, 2003 [the fifth anniversary of the date of this Warrant].

         "FAIR MARKET VALUE" as at any date of determination means, as to shares of the Common Stock, if the Common Stock is publicly traded at such time, the average of the daily Closing Prices of a share of Common Stock for the ten (10) consecutive trading days ending on the most recent trading day prior to the date of determination. If the shares of Common Stock are not publicly traded at such time, and as to all things other than the Common Stock, Fair Market Value shall be determined in good faith by an independent nationally recognized investment banking firm selected by the Company and acceptable to a majority of the Holders and which shall have no other substantial relationship with the Company.

         "HOLDER" shall have the meaning set forth in the first paragraph hereof.

         "OPTIONS" shall have the meaning set forth in Section 7(d).

         "PERSON" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "WARRANT SHARE AMOUNT" means 23,000,000 (Twenty Three Million) shares of Common Stock as such number may be adjusted pursuant to Sections 7 and 8.

         "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          SECTION 2. EXERCISE OF WARRANT. (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall deliver to the Company this Warrant, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the number of Warrant Shares equal to the Warrant Share Amount (or, in the case of a partial exercise of this Warrant, a ratable number of such shares), notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

          (b) At the option of the Holder, the Exercise Price may be paid in cash (including by wire transfer of immediately available funds) or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. At the option of the Holder, the Exercise Price may in the alternative be paid in whole or in part by reducing the number of shares of Common Stock issuable to the Holder by a number of shares of Common Stock that have a Fair Market Value equal to the Exercise Price which otherwise would have been paid (so that the net number of shares of Common Stock issued in respect of such exercise shall equal the number of shares of Common Stock that would have been issuable had the Exercise Price been paid entirely in cash, less a number of shares of Common Stock with a Fair Market Value equal to the portion of the Exercise Price paid in kind); provided that this option shall be available only with respect to the exercise of this Warrant with respect to not more than one-half of the total number of Warrant Shares. The Company shall pay any and all documentary, or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the issue or delivery of Warrants or Warrant Shares (or other securities or assets) in a name other than that in which the Warrants so exercised were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such transfer tax or has established, to the satisfaction of the Company, that such transfer tax has been paid.

          (c) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to Section 6 as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same.

          (d) Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall, subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5, subject to any required withholding.

          SECTION 3. RESTRICTIVE LEGEND. Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant.

          SECTION 4. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. The Company hereby represents and agrees that all such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive or similar rights, except to the extent imposed by or as a result of the status, act or omission of, the Holder.

          SECTION 5. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value thereof; PROVIDED, HOWEVER, that, in the event that the Company combines or reclassifies the outstanding shares of its Common Stock into a smaller number of shares, it shall be required to issue fractional shares to the Holder if the Holder exercises all or any part of its Warrants, unless the Holder has consented in writing to such reduction and provided the Company with a written waiver of its right to receive fractional shares in accordance with this Section 5.

          SECTION 6. TRANSFER, EXCHANGE OR ASSIGNMENT OF WARRANT. (a) Each taker and holder of this Warrant by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

         (b) Subject to the requirements of state and federal securities laws, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

          (c) Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification or security reasonably required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

          (d) The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

          SECTION 7. ANTI-DILUTION PROVISIONS. So long as any Warrants are outstanding, the Warrant Share Amount shall be subject to change or adjustment as follows:

          (a) COMMON STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS. In case the Company shall (i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide or split the outstanding shares of its Common Stock into a larger number of shares, or (iii) combine the outstanding shares of its Common Stock into a smaller number of shares (which shall not in any event be done without the express written approval of Holders of a majority of the outstanding Warrants), then in each such case the Warrant Share Amount shall be adjusted to equal the number of such shares to which the holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 7(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Company (whether pursuant to a merger or consolidation or otherwise), or in the event of any similar transaction, this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock or other transaction, as the case may be, by a holder of the number of shares of Common Stock into which this Warrant was exercisable imme-diately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made for the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. An adjustment made pursuant to this Section 7(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (c) DISTRIBUTIONS OF ASSETS OR SECURITIES OTHER THAN COMMON STOCK. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of its capital stock (other than Common Stock), or other debt or equity securities or evidences of indebtedness of the Company, or options, rights or warrants to purchase any of such securities, cash or other assets, then in each such case the Warrant Share Amount shall be adjusted by multiplying the Warrant Share Amount immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Fair Market Value per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution, and of which the denominator shall be such Fair Market Value per share less the Fair Market Value of the portion of the securities, cash, other assets or evidences of indebtedness so distributed applicable to one share of Common Stock. An adjustment made pursuant to this Section 7(c) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (d) BELOW MARKET ISSUANCES OF COMMON STOCK AND CONVERTIBLE SECURITIES. In case the Company shall issue Common Stock (or options, rights or warrants to purchase shares of Common Stock (collectively, "OPTIONS") or other securities convertible into or exchangeable or exercisable for shares of Common Stock (such other securities, collectively, "CONVERTIBLE SECURITIES")) at a price per share (or having an effective exercise, exchange or conversion price per share together with the purchase price thereof) less than the Fair Market Value per share of Common Stock on the date such Common Stock (or Options or Convertible Securities), is sold or issued (PROVIDED that no sale of securities pursuant to an underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the date of issuance of such Common Stock (or Options or Convertible Securities) by a fraction, the numerator of which shall be (x) the sum of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the number of additional Common Share Equivalents represented by all securities so issued multiplied by (y) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance and (B) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance plus (y) the aggregate consideration received by the Company for the total number of securities so issued plus, (z) in the case of Options or Convertible Securities, the additional consideration required to be received by the Company upon the exercise, exchange or conversion of such securities; PROVIDED that no adjustment shall be required in respect of issuances of Common Stock (or options to purchase Common Stock) pursuant to stock option or other employee benefit plans in effect on the date hereof, or approved by the Board of Directors of the Company after the date hereof. Notwithstanding anything herein to the contrary, (1) no further adjustment to the Warrant Share Amount shall be made upon the issuance or sale of Common Stock pursuant to (x) the exercise of any Options or (y) the conversion or exchange of any Convertible Securities, if in each case the adjustment in the Warrant Share Amount was made as required hereby upon the issuance or sale of such Options or Convertible Securities or no adjustment was required hereby at the time such Option or Convertible Security was issued, and
(2) no adjustment to the Warrant Share Amount shall be made upon the issuance or sale of Common Stock upon the exercise of any Options existing on the original issue date hereof, without regard to the exercise price thereof. Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the issuance or sale of Common Stock, Options, or Convertible Securities in a BONA FIDE arm's-length transaction to any Person or group that, at the time of such issuance or sale, is not an Affiliate of the Company (including any possible issuance of Common Stock, Options, or Convertible Securities to the public stockholders of The Coleman Company, Inc. ("COLEMAN") in connection with the acquisition of their shares of Coleman common stock pursuant to the Agreement and Plan of Merger, dated as of February 27, 1998 (the "COLEMAN MERGER AGREEMENT"), by and among Sunbeam, Camper Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sunbeam, and Coleman, or otherwise). An adjustment made pursuant to this Section 7(d) shall become effective immediately after such Common Stock, Options or Convertible Securities are sold.

          (e) BELOW MARKET DISTRIBUTIONS OR ISSUANCES OF PREFERRED STOCK OR OTHER SECURITIES. In case the Company shall issue non-convertible and non-exchangeable preferred stock (or other debt or equity securities or evidences of indebtedness of the Company (other than Common Stock or Options or Convertible Securities) or options, rights or warrants to purchase any of such securities) at a price per share (or other similar unit) less than the Fair Market Value per share (or other similar unit) of such preferred stock (or other security) on the date such preferred stock (or other security) is sold (PROVIDED that no sale of preferred stock or other security pursuant to an underwritten public offering shall be deemed to be for less than its fair market value), then in each such case the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the date of issuance of such preferred stock (or other security) by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and
(ii) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of
(A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (B) the Fair Market Value of a share of the Common Stock immediately prior to the date of such issuance minus
(y) the difference between (1) the aggregate Fair Market Value of such preferred stock (or other security) and (2) the aggregate consideration received by the Company for such preferred stock (or other security). Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the issuance or sale of preferred stock (or other securities of the Company other than common Stock or Options or Convertible Securities) in a BONA FIDE arm's-length transaction to any Person or group that, at the time of such issuance or sale, is not an Affiliate of the Company (including any possible issuance of preferred stock (or other securities of the Company other than common Stock or Options or Convertible

Securities) to the public stockholders of Coleman in connection with the acquisition of their shares of Coleman common stock pursuant to the Coleman Merger Agreement, or otherwise). An adjustment made pursuant to this Section 7(e) shall become effective immediately after such preferred stock (or other security) is sold.

          (f) ABOVE MARKET REPURCHASES OF COMMON STOCK. If at any time or from time to time the Company or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Company (or any Options or Convertible Securities) at a purchase price in excess of the Fair Market Value thereof, on the Business Day immediately prior to the earliest of
(i) the date of such repurchase, (ii) the commencement of an offer to repurchase, or (iii) the public announcement of either (such date being referred to as the "DETERMINATION DATE"), the Warrant Share Amount shall be determined by multiplying the Warrant Share Amount immediately prior to such Determination Date by a fraction, the numerator of which shall be the product of (1) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date minus the number of Common Share Equivalents represented by the securities repurchased or to be purchased by the Company or any Subsidiary thereof in such repurchase and (2) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to the Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the sum of
(1) the aggregate consideration paid by the Company in connection with such repurchase and (2) in the case of Options or Convertible Securities, the additional consideration required to be received by the Company upon the exercise, exchange or conversion of such securities. Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the repurchase, by self-tender offer or otherwise, of Common Stock (or any Options or Convertible Security) in a BONA FIDE arm's-length transaction from any Person or group that, at the time of such repurchase, is not an Affiliate of the Company.

          (g) ABOVE MARKET REPURCHASES OF PREFERRED STOCK OR OTHER SECURITIES. If at any time or from time to time the Company or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of non-convertible and non-exchangeable preferred stock (or other debt or equity securities or evidences of indebtedness of the Company (other than Common Stock or Options or Convertible Securities) or options, rights or warrants to purchase any of such securities), at a purchase price in excess of the Fair Market Value thereof, on the Business Day immediately prior to the Determination Date, the Warrant Share Amount shall be determined by multiplying the Warrant Share Amount immediately prior to the Determination Date by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (ii) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the difference between (1) the aggregate consideration paid by the Company in connection with such repurchase and (2) the aggregate Fair Market Value of such preferred stock (or other security). Notwithstanding the foregoing, no adjustment to the Warrant Share Amount shall be made pursuant to this paragraph upon the repurchase, by self-tender offer or otherwise, of non-convertible and non-exchangeable preferred stock (or other securities of the Company other than Common Stock or Options or Convertible Securities) in a BONA FIDE arm's-length transaction from any Person or group that, at the time of such repurchase, is not an Affiliate of the Company.

          (h) READJUSTMENT OF WARRANT SHARE AMOUNT. If (i) the purchase price provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities, in each case as referred to in paragraphs (b) and
(f) above, are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 7), or (ii) any of such Options or Convertible Securities shall have irrevocably terminated, lapsed or expired, the Warrant Share Amount then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Warrant Share Amount which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (h)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (h)).

          (i) EXERCISE PRICE ADJUSTMENT. Upon each adjustment of the Warrant Share Amount pursuant to this Section 7, the Exercise Price of each Warrant outstanding immediately prior to such adjustment shall thereafter be equal to an adjusted Exercise Price per Share determined (to the nearest cent) by multiplying the Exercise Price for the Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Share Amount in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Share Amount in effect immediately after such adjustment.

          (j) CONSIDERATION. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received in respect thereof shall be deemed to be the amount received by the Company therefor, before deduction therefrom of any reasonable, customary and adequately documented expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, before deduction of any reasonable, customary and adequately documented expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (k) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of Common Stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise.

          (l) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Warrant Share Amount pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to Holder a like certificate setting forth (1) such adjustments and readjustments and (2) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

          (m) PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 7, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holders are entitled to receive upon exercise thereof.

          (n) NOTICE OF ADJUSTMENT. Upon the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted number of Warrant Shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any Holder of a Warrant executed and delivered pursuant to Section 6(b) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder or any such holder.

          (o) PAYMENTS IN LIEU OF ADJUSTMENT. The Holder shall, at its option, be entitled to receive, in lieu of the adjustment pursuant to Section 7(c) otherwise required thereof, on (but not prior to) the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for shares of Common Stock immediately prior to the record date with respect to such distribution. The Holder may exercise its option under this Section 7(o) by deliver-ing to the Company a written notice of such exercise simultaneously with its notice of exercise of this Warrant.

          SECTION 8. CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company to the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 8 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

          SECTION 9. WARRANT AGENT. At the written request of the Holders of a majority of the outstanding Warrants, the Company shall as soon as is reasonably practicable:

               (i) appoint a warrant agent to act as agent for the Company in connection with the issuance, transfer and exchange of the Warrants and shall enter into an agreement with such warrant agent reflecting the terms and conditions of such appointment, which terms and conditions shall be customary for such appointments, and such other matters as are customarily included in such agreements so as to facilitate the transfer and registration of the Warrants; and

               (ii) use its reasonable best efforts to cause the Warrants to be eligible to be publicly traded, including, without limitation, amending this Warrant to provide terms and conditions necessary and appropriate for the Warrants to be publicly traded.

          SECTION 10. NOTICES. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or to the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

                  If to the Company:    Sunbeam Corporation
                                        1615 South Congress Avenue, Suite 200
                                        Delray Beach, Florida  33445
                                        Attention:  Corporate Secretary
                                        Facsimile:  (561) 243-2191

                     with copies to:    Skadden, Arps, Slate, Meagher & Flom LLP
                                        919 Third Avenue
                                        New York, New York  10022
                                        Attention:  Blaine V. Fogg, Esq.
                                        Facsimile:  (212) 735-3597

                             and to:    Weil, Gotshal & Manges LLP
                                        767 Fifth Avenue
                                        New York, New York  10153
                                        Attention:  Stephen E. Jacobs, Esq.
                                        Facsimile:  (212) 310-8007

                   If to the Holder:    Coleman (Parent) Holdings Inc.
                                        c/o MacAndrews & Forbes Holdings Inc.
                                        35 East 62nd Street
                                        New York, New York  10021
                                        Attention:  Barry F. Schwartz, Esq.
                                        Facsimile:  (212) 572-5056

                     with copies to:    Wachtell, Lipton, Rosen & Katz
                                        51 West 52nd Street
                                        New York, New York  10019
                                        Attention: Adam O. Emmerich, Esq.
                                        Facsimile:  (212) 403-2000

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy, or (ii) if given by any other means, when received at the address specified herein.

          SECTION 11. RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

          SECTION 12. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE,

AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 13. AMENDMENTS; WAIVERS. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 14. INTERPRETATION. When a reference is made in this Warrant to a Section such reference shall be to a Section of this Warrant unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Warrant, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

          IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.

                                            SUNBEAM CORPORATION



                                            By:_________________
                                               Name:
                                               Title:



ATTEST:



By: __________________
    Name:
    Title:



ACKNOWLEDGED AND AGREED:

COLEMAN (PARENT) HOLDINGS INC.



By: __________________
    Name:
    Title:

                       WARRANT EXERCISE SUBSCRIPTION FORM


                (To be executed only upon exercise of the Warrant
                 after delivery of the Warrant Exercise Notice)


To:      Sunbeam Corporation

         The undersigned irrevocably exercises the Warrant for the purchase of __________ shares (the "SHARES") of Common Stock, par value $.01 per share, of Sunbeam Corporation (the "COMPANY") ("COMMON STOCK") at an exercise price of $_______ per Share and herewith makes payment of $__________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check or by the reduction of the number of shares of Common Stock that otherwise would be issued upon this exercise by the number of shares of Common Stock that have a value equal to such exercise price), all on the terms and conditions specified in this Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: _______ __, ____.

                              _________________________
                              (Name - Please Print)

                              _________________________
                              (Signature of Owner)

                              _________________________
                              (Street Address)

                              _________________________
                              (City) (State) (Zip Code)

Securities and/or check to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:



Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:

                             WARRANT ASSIGNMENT FORM


                                                 Dated ___________ __, ____



FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ______________________________________________ (the "Assignee"),
                  (please type or print in block letters)
_______________________________________________________________________________
                                  (insert address)
its right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



              Signature:_______________________

                                                                      EXHIBIT B

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


          AMENDMENT, dated as of August ___, 1998 (this "Amendment"), to the REGISTRATION RIGHTS AGREEMENT, dated as of March 29, 1998 (the "Registration Rights Agreement"), by and among SUNBEAM CORPORATION, a Delaware corporation ("Laser" or "Sunbeam"), and COLEMAN (PARENT) HOLDINGS INC., a Delaware corporation ("Parent Holdings"). Capitalized terms used in this Amendment have the meanings ascribed to them in the Registration Rights Agreement unless otherwise defined herein. References to Articles and Sections shall, unless otherwise stated, be to the Articles and Sections of the Registration Rights Agreement. In all respects not inconsistent with the terms and provisions of this Amendment, the Registration Rights Agreement shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed. From and after the date hereof, each reference to the Registration Rights Agreement therein or in any other instrument or document shall be deemed a reference to the Registration Rights Agreement as amended hereby, unless the context otherwise requires, and this Amendment and the Registration Rights Agreement shall for all purposes and matters be considered as one agreement, including that all of the ministerial and miscellaneous provisions of the Registration Rights Agreement shall apply equally thereto as so amended and to this Amendment.

          WHEREAS, pursuant to the Holdings Merger Agreement, by and among Sunbeam, a subsidiary of Sunbeam, CLN HOLDINGS INC., a Delaware corporation and wholly owned subsidiary of Parent Holdings ("Holdings"), and Parent Holdings, the Holdings Merger was consummated on March 30, 1998 and Holdings became an indirect wholly owned subsidiary of Sunbeam; and

          WHEREAS, following consummation of the Holdings Merger, the shares of Holdings Common Stock issued and outstanding immediately prior to the effective time of the Holdings Merger were converted into an aggregate of (A) 14,099,749 fully paid and nonassessable shares of common stock, par value $.01 per share, of Sunbeam ("Laser Common Stock") and (B) $159,956,756 in cash, without interest thereon; and

          WHEREAS, following the dismissal by Sunbeam of certain of its executive officers in mid-June 1998, Sunbeam retained certain senior officers employed by Affiliates of Parent Holdings as executive officers of Sunbeam; and

          WHEREAS, Sunbeam and Parent Holdings have entered into a Settlement Agreement (the "Settlement Agreement") pursuant to which Sunbeam will issue to Parent Holdings certain warrants to purchase shares of Laser Common Stock (the "Warrants") and has agreed to enter into this Agreement; and

          WHEREAS, in order to induce Parent Holdings to enter into the Settlement Agreement, Sunbeam has agreed to amend the Registration Rights Agreement and modify the registration rights with respect to the shares of Laser Common Stock issued to Parent Hold-ings in the Holdings Merger and to provide for registration rights with respect to the Warrants and Laser Common Stock issuable upon exercise of the Warrants.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 is amended with respect to certain of the definitions therein as follows:

          The definition of the term "Agreement" is amended and restated in its entirety to mean the Registration Rights Agreement as amended by this Amendment.

          The definition of the term "Registrable Securities" is amended and restated in its entirety to mean (i) the Holdings Merger Stock, (ii) the Warrants, and (iii) any shares of Laser Common Stock issued pursuant to the Warrants, and, in each case, any other securities issued or issuable upon or in respect of such securities by way of conversion, exchange, dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities have been sold or otherwise transferred by Parent Holdings pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Securities Act.

          The following defined term shall be added to the list of definitions in their respective alphabetically ordered positions:

          The term "Holdings Merger Stock" shall mean the shares of Laser Common Stock issued to Parent Holdings in the Holdings Merger.

          The term "Warrants" shall mean the warrants to purchase 23,000,000 (Twenty-Three Million) shares of Laser Common Stock issued to Parent Holdings pursuant to Warrant No. W-1 dated August ___, 1998.

                                   ARTICLE II

                              REQUIRED REGISTRATION

          Sections 2.1, 2.2 and 2.3 of Article II are amended and restated to read in their entirety as follows:

          Section 2.1 Required Registration.

          (a) Form S-3. Promptly following a demand to such effect from any holder of Registrable Securities, Laser shall prepare and file with the SEC a registration statement (the "Shelf Registration Statement") on an appropriate form permitting registration of the Registrable Securities so as to permit the resale of the Registrable Securities pursuant to an offering on a delayed or continuous basis under the Securities Act and shall use reasonable best efforts to (i) cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable thereafter and (ii) permit the Shelf Registration Statement to be used by Affiliates of Camper for resales of shares of Laser Common Stock held by such Affiliates ; provided, however, that any such Affiliate using the Shelf Registration Statement shall agree in writing to be bound by all of the restrictions, limitations and obligations of Parent Holdings contained in this Agreement.

          (b) Effectiveness. Laser shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that is the earliest to occur of (i) the date by which all Registrable Securities have been sold and (ii) the date by which all Registrable Securities are eligible for immediate sale to the public without registration under Rule 144 under the Securities Act, with such sale not being limited by the volume restrictions thereunder or otherwise.

          (c) Amendments/Supplements. Laser shall amend and supplement the Shelf Registration Statement and the prospectus contained therein if required by the rules, regulations or instructions applicable to the registration form used by Laser for such Shelf Registration Statement, if required by the Securities Act.

          (d) Offerings. At any time from and after the date on which the Shelf Registration Statement is declared effective by the SEC (the "Effective Date"), Parent Holdings, subject to the restrictions and conditions contained herein and in the Merger Agreement and the Warrants to the extent applicable, and subject further to compliance with all applicable state and federal securities laws, shall have the right to dispose of all or any portion of the Registrable Securities.

          Section 2.2 Holdback Agreement.

          From and after the Effective Date, upon the request of Laser, Parent Holdings shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities that are equity securities of Laser, or any securities convertible into or ex-changeable or exercisable for such securities, including the Warrants, (other than any such sale or distribution of such securities pursuant to registration of such securities on Form S-8 or any successor form) during the period commencing on the date on which Laser commences a Laser Offering through the sixty (60)-day period immediately following the closing date of such Laser Offering; provided, however, that Parent Holdings shall not be obligated to comply with this Section 2.2 on more than two (2) occasions in any twelve
(12)-month period; and provided, further, that notwithstanding anything to the contrary in this Section 2.2 or Section 2.3, in no event shall Parent Holdings be disabled from effecting offers or sales of Registrable Securities for more than one-hundred-and-twenty (120) days during any twelve (12)-month period.

          Section 2.3 Blackout Provisions.

          In the event that, at any time while the Shelf Registration
Statement remains effective, Laser determines in its reasonable judgment and in good faith that the sale of Registrable Securities would require disclosure of material information which Laser has a bona fide business purpose for preserving as confidential, Parent Holdings shall, upon receiving written notice from Laser of such good faith determination, suspend sales of the Registrable Securities for a period beginning on the date of receipt of such notice and expiring on the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) forty-five (45) days after the receipt of such notice from Laser; provided, however, that Parent Holdings shall not be obligated to comply with this Section 2.3 on more than two (2) occasions in any twelve (12) month period; and provided, further, that notwithstanding anything to the contrary in this Section 2.3 or Section 2.2, in no event shall Parent Holdings be disabled from effecting offers or sales of Registrable Securities for more than one-hundred-and-twenty (120) days during any twelve (12)-month period.

                                * * *

          Section 2.4(a) of Article II is hereby amended by deleting the word "and" from the end of paragraph (12) thereof, replacing the period at the end of paragraph (13) thereof with "; and" and adding the following additional paragraph:

          (14) will enter into customary agreements (including an underwriting agreement in customary form) and take such actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities, including, without limitation, cooperation, and causing its officers, employees and advisors to cooperate, with the sellers of such Registrable Securities and the underwriter(s), if any, including participation in meetings and road shows held in connection with such sale.

                                   ARTICLE III

                       TRANSFERS OF REGISTRABLE SECURITIES

          Sections 3.1 and 3.2 of Article III are amended and restated to read in their entirety as follows:

          Section 3.1 Transferability of Registrable Securities.

          (a) Parent Holdings may not Transfer the Registrable Securities, other than

                  (1)  pursuant to Rule 144;

                  (2)  pursuant to the Shelf Registration Statement; or

                  (3) in any other Transfer exempt from registration under the Securities Act, and as to which Laser has received an opinion of counsel, reasonably satisfactory to Laser, that such Transfer is so exempt;

and shall in no event Transfer any Registrable Securities in violation of the Settlement Agreement.

          Section 3.2 Restrictive Legends.

          Parent Holdings hereby acknowledges and agrees that, during the term of this Agreement, all of the Registrable Securities shall include the legend set forth in Section 7.2 of the Holdings Merger Agreement, the legend set forth on the Warrants or as provided in the Warrants or as may otherwise be reasonably appropriate to reflect the fact that such Registrable Securities have not been issued in transactions registered under the Securities Act, unless at the time such Registrable Securities have been registered under the Securities Act.


                                   ARTICLE IV

                                  MISCELLANEOUS

          Sections 4.5 and 4.11 of Article IV are amended and restated in their entirety to read as follows:

          Section 4.5 Binding Effect; Assignment.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by Laser or Parent Holdings without the prior written consent of the other (except in the case of any assignment in whole or in part by Parent Holdings to any Affiliate, as to which no such consent shall be required); provided, that in connection with a bona fide pledge of any Registrable Securities to secure indebtedness or other obligations, Parent Holdings may assign its rights, interests and obligations hereunder to the beneficiary of such pledge in whole or in part. Upon any permitted assignment (other than in connection with any such bona fide pledge), this Agreement shall be amended to substitute or add the assignee as a party hereto in a writing reasonably acceptable to the other party.

          Section 4.11 Termination; Restrictive Legend.

          This Agreement shall terminate only following such time as Sunbeam shall have no further obligation under Section 2.1(b) to use its reasonable best efforts to keep the Shelf Registration Statement effective; provided, however, that the provisions of Section 2.6 hereof shall survive termination of this Agreement. It is understood and agreed that any restrictive legends set forth on any Registrable Securities shall be removed by delivery of substitute certificates without such legends and such Registrable Securities shall no longer be subject to the terms of this Agreement or upon the resale of such Registrable Securities in accordance with the terms of this Agreement.


                                    ARTICLE V

                                      OTHER

          The following provisions shall also apply to this Amendment:

          Section 5.1 Effectiveness of this Amendment. The provisions of this Amendment shall be effective as of the date hereof.

          Section 5.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 5.3 Governing Law. This Amendment shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.

          Section 5.4 No Waiver. The execution, delivery and performance of this Amendment shall not operate as a waiver of any condition, power, remedy or right exercisable in accordance with the Registration Rights Agreement, and shall not constitute a waiver of any provision of the Registration Rights Agreement, except as expressly provided herein.

          Section 5.5 Descriptive Headings. The article and section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Amendment.



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


          IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Amendment as of the date first above written.



                                      SUNBEAM CORPORATION




                                      By:____________________
                                         Name:
                                         Title:





                                      COLEMAN (PARENT) HOLDINGS INC.




                                      By:____________________
                                         Name:
                                         Title:




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